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                                                                 EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Bolle Inc. of our report dated April 15, 1998 which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



Dallas, Texas
June 11, 1998